Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Second Quarter 2021 Results
Second Quarter Net Income Attributable to Common Shareholders of $0.29 Per Share
Second Quarter Normalized FFO Attributable to Common Shareholders of $0.47 Per Share

Newton, MA (July 28, 2021): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter and six months ended June 30, 2021.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

“ILPT’s second quarter results continue to illustrate the strong demand for our properties with solid leasing momentum and occupancy of 99% at quarter end. We executed 564,000 square feet of leases and rent resets, which resulted in weighted average rental rates that were approximately 18% higher than prior rental rates for the same space with a weighted average lease term of nearly eight years. This performance speaks to the quality of our portfolio and the ongoing strength of the industrial real estate market.

We also remain well positioned to enhance ILPT’s performance through our external growth strategy focused on acquiring high quality assets with stable cash flows in strong rental growth markets. During the quarter, we completed the previously announced acquisition of an industrial property in Columbus, Ohio, increasing our consolidated portfolio to 35.2 million square feet. We continue to work on new investment opportunities with over $530 million of liquidity at quarter end and moderate leverage. This will allow us the opportunity to continue to grow our industrial portfolio, increase cash flow and enhance returns to shareholders over the long term.”

Quarterly Results:

•Net income attributable to common shareholders of $18.8 million, or $0.29 per diluted share.
•Normalized funds from operations, or Normalized FFO, attributable to common shareholders of $30.6 million, or $0.47 per diluted share.

Financial	Three Months Ended
(dollars in thousands, except per share data)	June 30, 2021	June 30, 2020	Change
Net income attributable to common shareholders per share	$0.29	$0.23	26.1%
Normalized FFO attributable to common shareholders per share	$0.47	$0.47	—%
Net operating income (NOI)	$42,350	$51,137	(17.2)%
Same property cash basis NOI	$39,535	$38,996	1.4%

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended June 30, 2021 and 2020 appear later in this press release. Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI for the quarters ended June 30, 2021 and 2020, also appear later in this press release.

	As of
Occupancy	June 30, 2021	March 31, 2021	June 30, 2020
Occupancy	99.0%	98.6%	98.8%
Same property occupancy	98.9%	98.5%	98.4%

Three Months Ended
Leasing Activity	June 30, 2021
Leasing activity for new and renewal leases and rent resets (square feet)	564,000
Weighted average lease term for new and renewal leases (by square feet)	7.6 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	17.9%
Commitments for leasing capital and concessions for new and renewal leases (per square foot per year)	$0.35

Acquisition Activity:

•In May 2021, ILPT acquired one parcel of developable land located in the Dallas, Texas market for a purchase price of $2.2 million, excluding acquisition related costs.
•In June 2021, ILPT acquired a newly built net leased property located near the Rickenbacker intermodal terminal and airport in Columbus, Ohio containing 357,504 rentable square feet for a purchase price of $31.5 million, excluding acquisition related costs. This property is 100% leased to a single tenant with a remaining lease term of approximately seven years.

Liquidity:

•As of June 30, 2021, ILPT had approximately $30.5 million of cash and cash equivalents, and $506 million available to borrow under its revolving credit facility.

Conference Call:

On Thursday, July 29, 2021 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Richard Siedel, Chief Financial Officer, and Yael Duffy, Chief Operating Officer, will host a conference call to discuss ILPT’s second quarter 2021 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, August 5, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10157604.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s second quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Second Quarter 2021 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in ILPT’s condensed consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Rental income	$54,180	$65,110	$108,397	$129,388

Expenses:
Real estate taxes	7,489	8,932	14,736	17,743
Other operating expenses	4,341	5,041	9,317	10,222
Depreciation and amortization	11,830	18,525	24,508	36,815
Acquisition and certain other transaction related costs	646	—	646	—
General and administrative	4,234	4,846	7,990	9,677
Total expenses	28,540	37,344	57,197	74,457

Interest income	—	2	—	113
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $506, $642, $1,011 and $1,229, respectively)	(8,643)	(13,205)	(17,384)	(27,724)
Gain on early extinguishment of debt	—	120	—	120
Income before income tax expense and equity in earnings of investees	16,997	14,683	33,816	27,440
Income tax expense	(42)	(126)	(105)	(189)
Equity in earnings of investees	1,876	—	4,457	—
Net income	18,831	14,557	38,168	27,251
Net loss attributable to noncontrolling interest	—	264	—	416
Net income attributable to common shareholders	$18,831	$14,821	$38,168	$27,667

Weighted average common shares outstanding - basic	65,146	65,089	65,142	65,082
Weighted average common shares outstanding - diluted	65,207	65,091	65,192	65,087

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.29	$0.23	$0.58	$0.42

Industrial Logistics Properties Trust

Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income attributable to common shareholders	$18,831	$14,821	$38,168	$27,667
Depreciation and amortization	11,830	18,525	24,508	36,815
Equity in earnings of unconsolidated joint venture	(1,876)	—	(4,457)	—
Share of FFO from unconsolidated joint venture	1,170	—	2,406	—
FFO adjustments attributable to noncontrolling interest	—	(2,657)	—	(3,634)
FFO attributable to common shareholders	29,955	30,689	60,625	60,848
Acquisition and certain other transaction related costs	646	—	646	—
Gain on early extinguishment of debt	—	(120)	—	(120)
Normalized FFO attributable to common shareholders	$30,601	$30,569	$61,271	$60,728

Weighted average common shares outstanding - basic	65,146	65,089	65,142	65,082
Weighted average common shares outstanding - diluted	65,207	65,091	65,192	65,087

Per common share data (basic and diluted):
FFO attributable to common shareholders	$0.46	$0.47	$0.93	$0.93
Normalized FFO attributable to common shareholders	$0.47	$0.47	$0.94	$0.93
Distributions declared	$0.33	$0.33	$0.66	$0.66

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and equity in earnings of an unconsolidated joint venture, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Rental income	$54,180	$65,110	$108,397	$129,388
Real estate taxes	(7,489)	(8,932)	(14,736)	(17,743)
Other operating expenses	(4,341)	(5,041)	(9,317)	(10,222)
NOI	42,350	51,137	84,344	101,423
Non-cash straight line rent adjustments included in rental income	(1,951)	(2,096)	(3,995)	(4,063)
Lease value amortization included in rental income	(171)	(204)	(351)	(404)
Lease termination fees included in rental income	(5)	—	(512)	—
Cash Basis NOI	$40,223	$48,837	$79,486	$96,956

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$18,831	$14,557	$38,168	$27,251
Equity in earnings of investees	(1,876)	—	(4,457)	—
Income tax expense	42	126	105	189
Income before income tax expense and equity in earnings of investees	16,997	14,683	33,816	27,440
Gain on early extinguishment of debt	—	(120)	—	(120)
Interest expense	8,643	13,205	17,384	27,724
Interest income	—	(2)	—	(113)
General and administrative	4,234	4,846	7,990	9,677
Acquisition and certain other transaction related costs	646	—	646	—
Depreciation and amortization	11,830	18,525	24,508	36,815
NOI	42,350	51,137	84,344	101,423
Non-cash straight line rent adjustments included in rental income	(1,951)	(2,096)	(3,995)	(4,063)
Lease value amortization included in rental income	(171)	(204)	(351)	(404)
Lease termination fees included in rental income	(5)	—	(512)	—
Cash Basis NOI	$40,223	$48,837	$79,486	$96,956

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$54,180	$65,110	$108,397	$129,388
Real estate taxes	(7,489)	(8,932)	(14,736)	(17,743)
Other operating expenses	(4,341)	(5,041)	(9,317)	(10,222)
NOI	42,350	51,137	84,344	101,423
Less:
NOI of properties not included in same property results	(753)	(10,355)	(3,327)	(21,979)
Same Property NOI	$41,597	$40,782	$81,017	$79,444

Calculation of Same Property Cash Basis NOI (2)(3):
Same Property NOI	$41,597	$40,782	$81,017	$79,444
Less:
Non-cash straight line rent adjustments included in rental income	(1,886)	(1,613)	(3,843)	(2,731)
Lease value amortization included in rental income	(171)	(173)	(351)	(342)
Lease termination fees included in rental income	(5)	—	(512)	—
Same Property Cash Basis NOI	$39,535	$38,996	$76,311	$76,371

(1)See footnote (1) on page 6 of this press release for the definitions of NOI and Cash Basis NOI and page 3 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)For the three months ended June 30, 2021 and 2020, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of June 30, 2021 and that it owned continuously since April 1, 2020 and exclude 12 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

(3)    For the six months ended June 30, 2021 and 2020, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of June 30, 2021 and that it owned continuously since January 1, 2020 and exclude 12 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Real estate properties:
Land	$712,909	$709,099
Buildings and improvements	1,128,255	1,099,971
Total real estate properties, gross	1,841,164	1,809,070
Accumulated depreciation	(156,644)	(141,406)
Total real estate properties, net	1,684,520	1,667,664
Investment in unconsolidated joint venture	62,923	60,590
Acquired real estate leases, net	76,889	83,644
Cash and cash equivalents	30,512	22,834
Rents receivable, including straight line rents of $66,748 and $62,753, respectively	72,507	69,511
Deferred leasing costs, net	5,457	4,595
Debt issuance costs, net	738	1,477
Due from related persons	—	2,665
Other assets, net	1,141	2,765
Total assets	$1,934,687	$1,915,745

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$244,000	$221,000
Mortgage notes payable, net	645,851	645,579
Assumed real estate lease obligations, net	13,514	14,630
Accounts payable and other liabilities	14,473	14,716
Rents collected in advance	8,948	7,811
Security deposits	6,761	6,540
Due to related persons	2,064	2,279
Total liabilities	935,611	912,555

Commitments and contingencies

Shareholders' Equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,314,355 and 65,301,088 shares issued and outstanding, respectively	653	653
Additional paid in capital	1,011,636	1,010,819
Cumulative net income	262,394	224,226
Cumulative common distributions	(275,607)	(232,508)
Total shareholders' equity	999,076	1,003,190
Total liabilities and shareholders' equity	$1,934,687	$1,915,745

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Mr. Murray states that ILPT’s second quarter results continue to illustrate strong demand for ILPT’s properties with solid leasing momentum and occupancy of 99% at quarter end, and he cites certain leasing results achieved during the quarter. These statements may imply that ILPT will achieve similar or better results in the future. In addition, Mr. Murray’s statement regarding the ongoing strength of the industrial real estate market may imply that the market will remain strong and ILPT will benefit from the market as a result. However, ILPT’s business is subject to various risks, and leasing activity and occupancy depend on various factors, including the timing of lease expirations, leasing demand at ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions. Also, the industrial real estate market may not remain strong in the future. As a result, ILPT may not achieve similar or better results in the future, and
•Mr. Murray states that ILPT remains well positioned to enhance ILPT’s performance through its external growth strategy focused on acquiring high quality assets with stable cash flows in strong rental growth markets and that ILPT continues to work on new investment opportunities with its over $530 million of liquidity at quarter end and moderate leverage, which will allow ILPT the opportunity to continue to grow its industrial portfolio, increase cash flow and enhance returns to shareholders over the long term. However, ILPT may not succeed in executing its growth strategy or realize the benefits it expects from that strategy. Further, ILPT may increase its leverage in the future, ILPT’s future operating results may decline and ILPT’s returns to its shareholders may not be enhanced.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Manager, Investor Relations
(617) 658-0776
(END)